UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                                 CURRENT REPORT

                            PURSUANT TO SECTION 14(C)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 25, 2001

                               Career Worth, Inc.
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)


      267879 20 3                                  87-05008350
     (CUSIP Number)                    (IRS Employer Identification Number)

                           c/o, Curtis T. Johnson, CEO
                               385 East 800 South
                                Orem, Utah 84097
                    (Address of principal executive offices)

                                 (801) 426-4600
              (Registrant's telephone number, including area code)


                        We Are Not Asking You For a Proxy
                                       AND
                    You Are Requested Not to Send Us A Proxy


Check the appropriate box:
         [   ]    Preliminary Information Statement
         [   ]    Confidential, for Use of the Commission Only
                  (as permitted by Rule 14c-5(d)(2)
         [x ]     Definitive Information Statement

                               -------------------
                               CAREER WORTH, INC.
                (Name of Registrant as Specified in its Charter)
                              --------------------

================================================================================

Payment of Filing Fee (Check the appropriate box):

         [   ]    No fee required.
         [   ]    Fee computed on table below per Exchange Act Rules 14(c)-5(g)
                  and 0-11.
                  1) Title of each class of securities to which transaction applies:
                  2) Aggregate number of securities to which transaction applies:
                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 0
                  4) Proposed maximum aggregate value of transaction: 0
                  5) Total fee paid: $125.00

         [ X]     Fee paid previously with preliminary materials.
         [   ]    Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
                  1) Amount Previously Paid:
                  2) Form, Schedule or Registration No.:
                  3) Filing Party:
                  4) Date Filed

================================================================================








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


                               CAREER WORTH, INC.
                               385 East 800 South
                                Orem, Utah 84097

                       Notice of Action by Written Consent
                  of a Majority of the Outstanding Common Stock
                             taken on April 25, 2001

To the Stockholders of Career Worth, Inc.:

Notice is hereby given that upon Written Consent by the holder of a majority of the outstanding shares of common stock of Career Worth, Inc. (the "Company"), the number of authorized $0.001 par value shares of the Common Stock of the Company will be increased from 50,000,000 to 500,000,000. The number of preferred shares authorized remains at 5,000,000. The change will be effective on final effectiveness of this filing and is expected to be on or about May 30, 2001. The Company has no present intent to use the increased shares for the purpose of a merger or an acquisition of any sort.

Only stockholders of record at the close of business on April 20, 2001 shall be given Notice of the Action by Written Consent. The Company is not soliciting proxies.
                       By Order of the Board of Directors


                      /s/ Curtis T. Johnson
                      -------------------------------
                       Curtis T. Johnson, CEO

This information statement is being furnished to all holders of the common stock of the Company in connection with the Action by Written Consent to amend the Company's Articles of Incorporation.
                                     ITEM 1.

                              INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Career Worth, Inc., a Nevada Corporation ("Career Worth"), in connection with resolutions of the Board of Directors and the written consent of stockholders of in excess of 50% of the common stock of Career Worth providing for an amendment to Career Worth's Articles of Incorporation increasing Career Worth's authorized common shares from 50,000,000 shares of $0.001 par value common stock to 500,000,000 shares of $0.001 par value common stock. This action is being taken to allow Career Worth the ability to issue additional shares to further capitalize the Company's operations and to allow for additional shares to be available for distribution to employees. The Company has no present intent to use the increased number of shares for a merger or acquisition of any sort.

The Board of Directors and persons owning the majority of the outstanding voting securities of Career Worth have unanimously adopted, ratified and approved resolutions to effect the recapitalization. No other votes are required or necessary. See the caption "Vote Required for Approval," below. The Amendment will be filed and is expected to become effective on or about May 30, 2001.

The Form 10-KSB filed by Career Worth with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. Career Worth is presently "current" in the filing of all reports required to be filed by it. See the caption "Additional Information," below.
                         DISSENTER'S RIGHTS OF APPRAISAL

The Nevada Revised Statutes ("the Nevada Law") do not provide for dissenter's rights of appraisal in connection with the Recapitalization.

                                  RISK FACTORS

All shareholders should consider the following risk facts and all other information contained in this filing to fully evaluate the proposal set forth by the Company. There is a chance of significant dilution of current shareholders interests if the newly authorized shares are issued. The issuance of these newly authorized shares could have a negative impact on the market price for shares of the common stock of the Company as more shares become available in the marketplace. The issuance of additional shares of common stock would decrease the percentage of voting shares held by any current shareholder and thus decrease the ability of each shareholder to influence the actions of the Company through his or her voting rights.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on April 20, 2001 as the record date for the determination of the common shareholders entitled to notice of proposed action by written consent.

At the record date, the Company had outstanding 46,647,358 shares of $0.001 par value common stock. The Company's officers, directors and principal shareholders own or control in the aggregate greater than 50% of the issued and outstanding shares of Common Stock on the Record Date, these persons have signed a consent to the taking of this action. This consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.

      SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT
                                  STOCKHOLDERS

The following table sets forth information about the beneficial ownership of the Company's Common Stock, (no shares of preferred stock are outstanding) as of April 20, 2001 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of the Company's named Executive Officers and Directors; and
(iii) all Directors and Executive Officers as a group:


   Title of Class    Name and Address of Beneficial       Amount and Nature of     Percent of Class
                               Ownership                  Beneficial Ownership
    Common Stock             Larry D. Heaps
                           743 South 670 East                   2,325,000               14.5%
                            Orem, Utah 84097                   4,452,910(1)
    Common Stock           Curtis T. Johnson                    1,979,999                4.2%
                          1133 East 2570 North
                           Provo, Utah 84604
    Common Stock             Craig Morrison                     2,774,861                5.9%
                          3771 Riverwood Drive
                           Provo, Utah 84604
    Common Stock           Troy L. Corriveau                1,641,692 Direct             3.6%
                       1055 North Warmsprings Rd.           40,000 Indirect(2)
                           Midway, Utah 84041
       Common         A-Z Professional Consultants          2,400,807 Direct             5.1%
       Stock             3809 South West Temple
                       Salt Lake City, Utah 84115
       Common               Arnell E. Heaps                 5,800,000 Direct            12.4%
       Stock        1357 East Pheasant Ridge Circle
                              Bountiful, Utah 84101

-------------(footnote)
(1) Represents shares held of record by the Heaps Family Trust, an entity controlled by DeLynn Heaps, of which Larry Heaps is a beneficiary and shares held directly by DeLynn Heaps.
(2) Represents shares held by Lynn and Courtney Corriveau, the spouse and minor daughter, respectively, of Troy Corriveau.
-------------(end footnote)

                           VOTE REQUIRED FOR APPROVAL

Section 78.385 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendments discussed herein. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390. Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration at an annual or special meeting and must be approved by a majority of the outstanding voting securities.

Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at a special or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power.

The Board of Directors of Career Worth and persons owning and having voting power in excess of 50% of the outstanding voting securities of Career Worth have adopted, ratified and approved the change in the authorized shares of Career Worth.(see the heading "Voting Securities and Principal Holders Thereof" above). No further votes are required or necessary to effect the proposed amendment.

The securities that would have been entitled to vote if a meeting was required to be held to amend the Company's Articles of Incorporation consist 46,647,358 shares of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on April 20, 2001, the record date for determining shareholders who would have been entitled to notice of and to vote on the proposed amendment to Career Worth's Articles of Incorporation.

                                     ITEM 2.

                    STATEMENT THAT PROXIES ARE NOT SOLICITED

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY


                                     ITEM 3.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to Career Worth's Articles of Incorporation or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.
                             ADDITIONAL INFORMATION

Additional information concerning Career Worth, including its Form 10-KSB statement, which has been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.




Dated: April 25, 2001



                             By Order of the Board of Directors


                              /s/ Curtis T. Johnson
                             --------------------------------
                             Curtis T. Johnson, CEO










                                        6
                                   Exhibit "A"

                              ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                               Career Worth, INC.

Pursuant to Section 78.320 of the Nevada Revised Statutes, the undersigned persons, desiring to amend the Articles of Incorporation of Career Worth, Inc., under the laws of the State of Nevada, do hereby sign, verify, and deliver to the Office of the Secretary of State of the State of Nevada this Amendment to the Articles of Incorporation for the above-named company (hereinafter referred to as the "Corporation"):

         Pursuant to the provisions of Section 78.320, the amendment contained herein was duly approved and adopted by a majority of shareholders and by the board of directors of the Company.

         FIRST: The Articles of Incorporation of the Corporation were first filed and approved by the Office of the Secretary of State of the State of Nevada on September 22, 2000

         SECOND: The following amendments increasing the authorized common stock from 50,000,000 to 500,000,000 shares was adopted by 25,974,581 shares, or 55.68%, of the 46,647,356 issued and outstanding shares of common stock entitled to approve such amendments.

         THIRD: Article Fourth of the Articles of Incorporation of the Corporation is amended and stated in its entirety to read as follows:

          "FOURTH. The stock of the corporation is divided into two classes: (1) common stock in the amount of Five Hundred Million (500,000,000) having par value of $0.001 each, and (2) preferred stock in the amount of Five Million (5,000,000) shares having par value of $0.001 each. The Board of Directors shall have the authority, by resolution or resolutions, to divide the preferred stock into more than one class of stock or more than one series of any class, to establish and fix the distinguishing designation of each such series and the number of shares thereof (which number, by like action of the Board of Directors, from time to time thereafter, may be increased, except when otherwise provided by the Board of Directors in creating such series, or may be decreased, but not below the number of shares thereof then outstanding) and, within the limitations of applicable law of the State of Nevada or as otherwise set forth in this Article, to fix and determine the relative voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes or stock or series thereof and the qualifications, limitations or restrictions such rights of each series so established prior to the issuance thereof. There shall be no cumulative voting by shareholders."

DATED this 25th day of April, 2001.




Curtis T. Johnson, President, and Director





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